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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                     7/13/99
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5. Other Events
N E W S   R E L E A S E



                     HEAVY JUNE CLAIMS EXPECTED TO AFFECT
                       SAFECO'S SECOND QUARTER RESULTS


SEATTLE -- (July 13, 1999) -- SAFECO Corporation (NASDAQ: SAFC) announced that, based on a preliminary review of results, it expects its second quarter earnings from operations to be approximately 25 cents lower than the consensus estimate of analysts of $.65 per share. The variance relates primarily to underwriting losses in its commercial insurance units and personal auto results. While the amount of catastrophe losses, which totaled approximately $35 million for the quarter, was similar to the amount of these losses in the first quarter of 1999, the company experienced increased noncatastrophe claim activity, particularly in the month of June.

"The increase in claims in June was widespread and occurred in various geographic areas, "said Chairman and CEO Roger Eigsti.

SAFECO will release its second quarter earnings on July 26, 1999.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: July 14, 1999                 By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer